UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 25, 2014
(Date of Report)

November 20, 2014
(Date of Earliest Event Reported)

Sotheby's
(Exact name of registrant as specified in its charter)

Delaware	1-9750	38-2478409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1334 York Avenue
New York, NY		10021
(Address of principal executive offices)		(Zip Code)
(212) 606-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 20, 2014, Sotheby's (the "Company") and William F. Ruprecht amended his employment agreement to provide that he would resign as the Chief Executive Officer by mutual agreement. Under the amendment, Mr. Ruprecht will remain as Chairman of the Board of Directors, President, and Chief Executive Officer until a successor is appointed, provided that (i) Mr. Ruprecht can resign from such positions as of or after June 30, 2015 upon 30-days’ advance written notice, (ii) the Company can ask him to resign as Chief Executive Officer at an earlier date in its discretion, and (iii) the Company can have him relinquish the position of Chairman of the Board without triggering any early termination right.
Under the terms of the amendment, Mr. Ruprecht will continue to receive his current base salary and his annual incentive opportunity for his 2014 services in accordance with the standard terms of the Company’s annual incentive program. For his services in 2015, in addition to his salary, he will receive a pro rata bonus (based on his stated target bonus amount) and a pro rata share of the Performance Share Unit ("PSU") award that would otherwise have been required to be made by March 2015 under the terms of his pre-existing employment agreement. Pro-ration shall be determined based on the actual number of days that Mr. Ruprecht is employed during 2015, provided that if he is asked to resign during the first quarter of 2015, he will receive credit for at least 90 days of employment for purposes of the pro-ration.
Mr. Ruprecht’s termination of employment in accordance with the terms specified above will be treated under his employment agreement as a termination by him for Good Reason. This will entitle him to receive the $4 million dollar severance payment provided for under his existing agreement, as well as to the waiver of the service conditions applicable to his outstanding equity awards and the pro-rated PSU award to be granted in 2015. The Company performance conditions applicable to the payment of these equity awards will continue to apply.
All of the terms of his employment agreement not modified by the amendment will continue to apply, including, but not limited to, the terms of the post-termination non-competition and non-solicitation covenants for the benefit of the Company.
Item 8.01 Other Events
On November 20, 2014, Sotheby's issued a press release announcing the impending resignation of Mr. Ruprecht as Chief Executive Officer of the Company and its search for a new Chief Executive Officer.
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1	Press Release dated November 20, 2014 announcing the impending resignation of Mr. Ruprecht as Chief Executive Officer of the Company and its search for a new Chief Executive Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY'S

By:	/s/ Gilbert L. Klemann, II

Gilbert L. Klemann, II
Executive Vice President,
Worldwide General Counsel and Secretary

Date:	November 25, 2014

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 20, 2014 announcing the impending resignation of Mr. Ruprecht as Chief Executive Officer of the Company and its search for a new Chief Executive Officer.

4